EXHIBIT 99-1

INDEPENDENT AUDITORS’ REPORT

Board of Directors
Hutchinson Telephone Company
New Ulm, Minnesota

We have audited the accompanying consolidated balance sheet of Hutchinson Telephone Company and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and cash flows for the years ended December 31, 2007, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hutchinson Telephone Company and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years ended December 31, 2007, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Olsen Thielen & Co., Ltd.
St. Paul, Minnesota
March 20, 2008

HUTCHINSON TELEPHONE COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2007 AND 2006

ASSETS
	2007	2006

CURRENT ASSETS:
Cash and Cash Equivalents	$12,789,488	$14,792,645
Short-Term Cash Investments	—	5,192,388
Marketable Securities	1,617,230	2,107,547
Accounts Receivable	900,982	1,806,375
Accounts Receivable from Affiliates	34,802	58,447
Income Taxes Receivable	564,979	—
Current Portion of Notes Receivable	23,096	21,014
Inventories	696,727	575,053
Current Portion of Prepaid Expenses	243,757	261,839

Total Current Assets	16,871,061	24,815,308

INVESTMENTS AND OTHER ASSETS:
Prepaid Expenses	38,204	54,772
Notes Receivable	17,129	22,141
Notes Receivable from Affiliates	—	200,000
Other Investments	7,861,720	6,699,102
Deferred Charges	916,063	196

Total Investments and Other Assets	8,833,116	6,976,211

TELECOMMUNICATIONS PLANT:
In Service	48,364,484	48,914,277
Under Construction	251,717	305,332
Less Accumulated Depreciation	(28,787,023)	(28,408,879)

Net Telecommunications Plant	19,829,178	20,810,730

TOTAL ASSETS	$45,533,355	$52,602,249

The accompanying notes are an integral part of the consolidated financial statements.

HUTCHINSON TELEPHONE COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2007 AND 2006

LIABILITIES AND STOCKHOLDERS’ EQUITY
	2007	2006

CURRENT LIABILITIES:
Accounts Payable	$705,858	$680,877
Dividends Payable	—	3,900,881
Income Taxes Payable	—	4,958,961
Accrued Taxes	89,446	92,308
Deferred Income Taxes	537,469	—
Other Accrued Liabilities	606,525	1,313,058
Advance Billings	209,693	201,899

Total Current Liabilities	2,148,991	11,147,984

DEFERRED CREDITS:
Loan Guarantees	4,407,220	4,774,644
Income Taxes	2,685,806	2,584,680
Other Deferred Credits	407,459	1,948,746

Total Deferred Credits	7,500,485	9,308,070

STOCKHOLDERS’ EQUITY:
Common Stock - $10 Par Value, 270,000 Shares Authorized 63,326 Shares Issued and Outstanding	633,260	633,260
Retained Earnings	34,332,152	30,902,716
Accumulated Other Comprehensive Income	918,467	610,219

Total Stockholders’ Equity	35,883,879	32,146,195

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$45,533,355	$52,602,249

The accompanying notes are an integral part of the consolidated financial statements.

HUTCHINSON TELEPHONE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

	2007	2006	2005

OPERATING REVENUES:
Local Network	$3,599,636	$3,627,595	$3,642,703
Network Access	8,495,588	8,451,955	8,754,085
Directory Advertising, Billing and Other Services	623,057	621,736	609,293
Video and Internet Services	2,550,124	2,619,387	2,458,631
Other Nonregulated Services	1,297,514	1,522,596	1,472,940

Total Operating Revenues	16,565,919	16,843,269	16,937,652

OPERATING EXPENSES:
Plant Operations, Excluding Depreciation	3,298,900	3,348,269	3,039,836
Cost of Video and Internet Services	2,215,712	2,221,088	2,171,218
Cost of Other Nonregulated Services	600,555	775,279	650,457
Depreciation	3,071,358	3,188,115	3,038,153
Selling, General and Administrative	5,261,689	4,609,296	3,998,497

Total Operating Expenses	14,448,214	14,142,047	12,898,161

OPERATING INCOME	2,117,705	2,701,222	4,039,491

OTHER INCOME AND (EXPENSES):
Interest and Dividend Income	709,407	692,294	370,560
Gain on Sale of Midwest Wireless	705,479	10,815,137	—
Gain on Sale of Marketable Securities	173,786	—	—
Equity in Earnings of Affiliates	1,808,551	1,155,667	428,157
Interest Expense	(12,489)	(654,699)	(665,641)

Net Other Income and (Expenses)	3,384,734	12,008,399	133,076

INCOME BEFORE INCOME TAXES	5,502,439	14,709,621	4,172,567

INCOME TAX EXPENSE	(2,073,003)	(5,858,014)	(1,649,259)

NET INCOME	$3,429,436	$8,851,607	$2,523,308

BASIC EARNINGS PER COMMON SHARE	$54.16	$139.78	$39.83

DIVIDENDS PER COMMON SHARE	$—	$61.60	$12.50

The accompanying notes are an integral part of the consolidated financial statements.

HUTCHINSON TELEPHONE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

			Retained Earnings	Accumulated Other Comprehensive Income
	Common Stock				Total

	Shares	Amount

BALANCE on December 31, 2004	63,326	$633,260	$24,221,257	$815,815	$25,670,332

Comprehensive Income:
Net Income			2,522,308		2,522,308
Net Unrealized Holding Loss				(299,505)	(299,505)

Total Comprehensive Income					2,222,803

Common Stock Dividends			(791,575)		(791,575)

BALANCE on December 31, 2005	63,326	633,260	25,951,990	516,310	27,101,560

Comprehensive Income:
Net Income			8,851,607		8,851,607
Net Unrealized Holding Gain				93,909	93,909

Total Comprehensive Income					8,945,516

Common Stock Dividends			(3,900,881)		(3,900,881)

BALANCE on December 31, 2006	63,326	633,260	30,902,716	610,219	32,146,195

Comprehensive Income:
Net Income			3,429,436		3,429,436
Net Unrealized Holding Gain				308,248	308,248

Total Comprehensive Income					3,737,684

BALANCE on December 31, 2007	63,326	$633,260	$34,332,152	$918,467	$35,883,879

The accompanying notes are an integral part of the consolidated financial statements.

HUTCHINSON TELEPHONE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

	2007	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$3,429,436	$8,851,607	$2,522,308
Adjustments to Reconcile Net Income to Net Cash Provided By (Used In) Operating Activities:
Depreciation	3,071,358	3,188,115	3,038,153
Transfer of Telecommunications Plant	(10,599)	12,402	83,884
Gain on Sale of Midwest Wireless	(705,479)	(10,815,137)	—
Gain on Sale of Marketable Securities	(173,786)	—	—
Equity in Earnings of Affiliates	(1,808,551)	(1,155,667)	(428,157)
Distributions from Affiliates	841,273	724,970	717,749
Changes in Assets and Liabilities:
Accounts Receivable	905,393	28,579	148,738
Accounts Receivable from Affiliates	23,645	(35,620)	32,177
Income Taxes Receivable	(564,979)	—	289,314
Notes Receivable	2,930	13,969	20,777
Inventories	(13,146)	(2,151)	12,566
Prepaid Expenses	34,650	(69,721)	13,543
Accounts Payable	24,981	(14,497)	(131,257)
Income Taxes Payable	(4,958,961)	4,927,473	31,488
Accrued Taxes	(2,862)	800	2,268
Other Accrued Liabilities	(706,533)	171,629	(131,949)
Advance Billings	7,794	10,558	21,592
Deferred Income Taxes	429,057	(1,472,601)	11,341
Other Deferred Credits	(1,541,283)	621,959	287,554

Net Cash Provided By (Used In) Operating Activities	(1,715,662)	4,986,667	6,542,089

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Telecommunications Plant	(2,092,589)	(1,695,871)	(2,036,565)
Salvage, Net of Cost of Plant Removal	13,384	54,908	46,723
Change in Materials and Supplies	(108,528)	(4,553)	36,186
Purchase of Marketable Securities	(7,857,055)	(1,008,102)	—
Sale of Marketable Securities	9,038,943	—	—
Purchase of Short-Term Cash Investments	(7,098,795)	(5,192,388)	(1,171,000)
Sale of Short-Term Cash Investments	12,291,183	779,000	3,859,663
Purchase of Other Investments	(562,769)	(797,824)	(278,250)
Redemption of Other Investments	705,479	15,733,769	41,902
Net Payments from (Loans to) Affiliates	200,000	123,500	(3,000)
Change in Deferred Charges	(915,867)	46,716	174,921

Net Cash Provided By Investing Activities	3,613,386	8,039,155	670,580

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal Payments of Long-Term Debt	—	(9,450,005)	(773,732)
Increase in Construction and Equipment Payables	—	14,951	56,005
Dividends Paid	(3,900,881)	(791,575)	(775,744)

Net Cash Used In Financing Activities	(3,900,881)	(10,226,629)	(1,493,471)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,003,157)	2,799,193	5,719,198

CASH AND CASH EQUIVALENTS at Beginning of Year	14,792,645	11,993,452	6,274,254

CASH AND CASH EQUIVALENTS at End of Year	$12,789,488	$14,792,645	$11,993,452

The accompanying notes are an integral part of the consolidated financial statements.

HUTCHINSON TELEPHONE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Company’s principal line of business is providing local telephone service and access to long-distance telephone service through its local exchange network. In addition, the Company also provides services such as switched digital video, internet and long distance. The revenues reported on the statement of income reflect the relative importance of each type of service. The principal market for these telecommunications services are local residential and business customers residing in and around Hutchinson and Litchfield, Minnesota.

Basis of Accounting

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America including certain accounting practices prescribed by the Federal Communications Commission (FCC) and the state regulatory commission in Minnesota.

Accounting Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expense, and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Hutchinson Cellular, Inc. and Hutchinson Telecommunications, Inc. All significant intercompany transactions and accounts have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximates fair value.

Short-Term Cash Investments

Short-Term interest bearing investments are those with maturities of less than one year but greater than three months when purchased. These investments are readily convertible to cash and are stated at cost, which approximates fair value.

Receivables

Receivables are reported at the amount the Company expects to collect on balances outstanding at year end. The Company monitors outstanding balances and periodically writes off balances that are determined to be uncollectible. The Company has concluded that losses on balances outstanding at year end will be immaterial.

HUTCHINSON TELEPHONE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories

Inventories are recorded at the lower of average cost or market. Inventories consist of the following:

	2007	2006

Telephone Equipment for Sale or Lease	$138,923	$125,777
Construction Materials and Supplies	557,804	449,276

Total	$696,727	$575,053

Property and Depreciation

Property and equipment are recorded at original cost. Additions, improvements or major renewals are capitalized. If the assets are sold, retired or otherwise disposed of in the ordinary course of business, the cost plus removal costs less salvage is charged to accumulated depreciation, and the original cost is removed from the asset accounts.

Depreciation is computed using the straight-line method based on estimated service or remaining useful lives of the assets. The composite depreciation rates for telecommunications plant were 6.4% in 2007 and 6.6% in 2006.

Marketable Securities

The Company’s marketable securities have been classified as available-for-sale and are reported at fair value with unrealized gains and losses recorded as part of stockholders’ equity. Investments accounted for using the equity method of accounting and investments which do not have readily determinable fair market values are not affected by this accounting principle.

Realized gains and losses on dispositions are based on the net proceeds and the adjusted book value of the securities sold, using the specific identification method.

Other Investments

The Company follows the equity method of accounting for holdings of 20% to 50% of the voting stock of other operating companies. The equity method is also used for limited liability company interests of greater than 5%. Some investments with ownership interests less than this percentage are accounted for using the equity method because management has influence over operating and financial activities. Under the equity method, the Company’s investment reflects the original cost and recognition of the Company’s share of undistributed earnings or losses of the entity. Other long-term investments are accounted for under the cost method of accounting. This method requires the Company to periodically evaluate whether non-temporary decreases in values of the investments have occurred, and if so, to write the investments down to net realizable values. As the Company is exempt from disclosing estimated fair values, the Company does not estimate fair values for cost method investments if there are no identified events or changes in circumstances that may have a significant adverse effect on the fair values.

Revenue Recognition

Revenues are recognized when earned. Interstate revenues are based upon average schedule settlements with the National Exchange Carrier Association and tariffs filed with the FCC. Local network and intrastate revenues are based upon tariffs filed with the state regulatory commission.

HUTCHINSON TELEPHONE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The provision for income taxes consists of an amount for taxes currently payable and a provision for tax consequences deferred to future periods. Deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The major temporary differences that gave rise to the net deferred tax liability are differences in investments tax bases and book bases, depreciation which for tax purposes is determined based on accelerated methods and shorter lives, and unrealized gains on marketable securities.

Earnings Per Share

Basic earnings per share is computed by dividing net income by the weighted average shares outstanding of 63,326.

Presentation of Taxes Collected From Customers

Sales, excise, and other taxes are imposed on most of the Company’s sales to nonexempt customers. The Company collects taxes from customers and remits the entire amounts to the governmental authorities. The Company’s accounting policy is to exclude the taxes collected and remitted from revenues and expenses.

Recently Issued Accounting Principles

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, or FIN 48. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This pronouncement also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 was adopted by the Company for the year ended December 31, 2007. The effect of the adoption of FIN 48 was not significant to the Company.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”), which is effective for interim and annual reporting periods beginning after November 15, 2007. This statement provides a definition of fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements for future transactions. We do not expect the adoption of this pronouncement to have a material impact on our financial position or results of operations.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). The Statement permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 will be effective for the first fiscal year that begins after November 15, 2007. We do not expect the adoption of this pronouncement to have a material impact on our financial position or results of operations.

HUTCHINSON TELEPHONE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - INVESTMENTS

The Company has a 33.33% ownership in Direct Communications, LLC, (DC) a competitive local exchange carrier. The Company has transactions with DC for circuit routes. During 2007, 2006 and 2005 revenues from these transactions were $87,960, $74,576 and $127,478.

The Company has a 33.33% ownership in SHAL Networks, Inc. and SHAL, LLC (SHAL) which were formed to provide fiber optic cable facilities. The Company has transactions with SHAL for circuit routes. During 2007, 2006 and 2005 revenues from these transactions were $105,818, $86,320, and $118,175 and charges from SHAL were $281,968, $283,980 and $276,580.

At December 31, 2006, the Company had two unsecured notes receivable of $200,000 from SHAL at 3% payable upon demand, these were paid in full in 2007.

During 2006, the Company received a noncash dividend from SHAL Networks, Inc. consisting of $100,000 of accounts receivable from SHAL, LLC. The Company then contributed the accounts receivable to SHAL, LLC as a capital contribution.

The Company, along with the other members of SHAL, have agreed to guarantee a portion of SHAL’s debt. The Company would be required to pay guaranteed portions if SHAL cannot make payments or if the debt is called. At December 31, 2007, SHAL owed $5,872,204 on the guaranteed debt. The note is due in 2014. The Company’s potential liability under the guarantee is not to exceed $2,577,809. As a result of the guarantee the Company has recorded on the balance sheet an increase in other investments at December 31, 2007 and 2006 of $1,957,401 and $2,164,159 with corresponding increases to loan guarantees.

The Company has a 14.29% ownership in Independent Emergency Services, LLC (IES) which was formed to provide E911 telecommunications and data base services. The Company has a contract to provide management and support services to IES. During 2007, 2006 and 2005, charges for these services totaled $1,063,996, $830,681 and $688,150. At December 31, 2007 and 2006, the Company had a receivable from IES in the amount of $17,417 and $11,711.

The Company has a 33.33% ownership in En-Tel Communications, LLC (En-Tel) which was formed to provide competitive local exchange services. The Company has transactions with En-Tel for circuit routes and phone service. During 2007, 2006 and 2005, revenues from these transactions were $19,819, $30,608 and $20,189.

The Company, along with some of the other members of En-Tel, have agreed to guarantee two of En-Tel’s debt instruments. The Company would be required to pay guaranteed portions if En-Tel cannot make payments or if the debt is called. At December 31, 2007, En-Tel owed $8,676,586 on the first note payable. The note is due in 2015. The Company’s potential liability under the guarantee of this note is not to exceed $3,034,722.

HUTCHINSON TELEPHONE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - INVESTMENTS (Continued)

At December 31, 2007, En-Tel owed $4,899,628 on a second note payable. The note is due in 2018. The Company’s potential liability under this guarantee is not to exceed $2,750,000. As a result of the guarantee, the Company’s balance sheet at December 31, 2007 and 2006 shows an increase in other investments of $2,449,819 and $2,610,485 with corresponding increases to loan guarantees.

The Company has a 8.19% interest in Broadband Visions, LLC (BBV) which provides video headend and internet services. During 2007, 2006 and 2005, charges for these services totaled $179,297, $170,284 and $171,621. The Company provides management and fiber optic transport to BBV. Revenues from management services totaled $216,153, $173,674 and $116,579 in 2007, 2006 and 2005. At December 31, 2007 and 2006, the Company had a receivable from BBV in the amount of $17,246 and $46,652.

Included in Partnership and LLC Investments was an investment in Midwest Wireless Holdings L.L.C. (MWH). In November of 2005, MWH and Alltel Corporation (Alltel) entered into an agreement for Alltel to purchase MWH. The transaction was closed October 4, 2006 after the satisfaction of conditions and the receipt of regulatory approvals. Under the terms of the agreement, all of the members of MWH sold their membership interests to Alltel. Upon closing, the members received approximately 90% of the sale proceeds. Alltel delivered the other 10% to the escrow agent. The escrow account will be used for any true-up adjustments, indemnifications, and other specified costs. Funds not used for such purposes will be released to the members by January 2008.

In October 2006, the Company received $15,679,787 from the sale of its membership units as compared to its investment in MWH of $4,864,650 at closing. A pre-tax gain of $10,815,137 was recorded in 2006. No receivable had been recorded for the funds held in escrow, since the release of funds was contingent on future events.

In 2007, the Company received $751,091 including interest income, and recorded this as income. In January of 2008 under new management, the final release of the escrowed funds took place. The Company received $1,127,982 including interest income, which will be recorded in 2008 when the contingency was finally resolved.

HUTCHINSON TELEPHONE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - INVESTMENTS (Continued)

Investments at December 31, 2007 and 2006 are as follows:

	2007

	Cost and Guarantees	Prior Income (Loss)	2005 Income (Loss)	2006 Income (Loss)	2007 Income (Loss)	Cumulative Distributions	Total	2006 Total

MWH	$1,569,484	$3,047,214	$1,248,496	$1,220,276	$—	$(2,220,820)	$4,864,650	$4,864,650
Less Sale							(4,864,650)	(4,864,650)
En-Tel	5,505,107	(1,899,809)	(539,226)	(380,381)	(333,345)	—	2,352,346	2,366,381
SHAL, LLC	3,267,401	(1,227,089)	(506,850)	(77,143)	1,868,229	(723,000)	2,601,548	1,663,077
SHAL Networks, Inc.	310,858	1,559,222	96,550	231,433	92,376	(1,100,000)	1,190,439	1,098,063
IES	54,000	557,171	154,574	139,939	176,395	(656,590)	425,489	315,415
DC	100,000	235,640	(9,463)	40,206	19,376	(225,000)	160,759	191,383
BBV	139,262	922	—	(8,688)	(12,996)	(922)	117,578	130,575
Page-ALL, LLC	302,506	(273,171)	(15,924)	(9,975)	(1,484)	(1,952)	—	3,436

	$11,248,618	$2,000,100	$428,157	$1,155,667	$1,808,551	$(4,928,284)	6,848,159	5,768,330

Note Receivable from Officer							714,000	672,000
RTFC Patronage Capital							140,697	116,819
Solix, Inc							75,000	75,000
Arrive Technology							83,864	66,953

Total							$7,861,720	$6,699,102

Equity income for the years ended December 31, 2006 and 2005 were insignificant to the operations of the Company. Summarized financial information for SHAL, LLC, SHAL Networks, Inc., and En-Tel for the year ended December 31, 2007 is as follows:

Current Assets	$5,229,233
Noncurrent Assets	25,896,479
Current Liabilities	4,792,067
Noncurrent Liabilities	21,129,756
Members’ Equity	5,203,889
Revenues	8,482,003
Operating Income	967,259
Net Income	4,884,785

HUTCHINSON TELEPHONE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - MARKETABLE SECURITIES AND OTHER COMPREHENSIVE INCOME

The cost and fair values of investment securities available-for-sale at December 31, 2007 and 2006 are as follows:

	Cost	Gross Unrealized Gains	Fair Value

December 31, 2007:
VeriSign, Inc.	$74,418	$1,542,812	$1,617,230

December 31, 2006:
VeriSign, Inc.	$74,418	$959,732	$1,034,150
Wealth Appreciation Fund	1,008,102	65,295	1,073,397

Total	$1,082,520	$1,025,027	$2,107,547

In 2007, proceeds from the sales of marketable securities amounted to $9,038,943. There were $178,689 of gains and $4,903 of losses on the disposition of these securities in 2007. There were no sales of marketable securities in 2006 or 2005.

Subsequent to year end, under new management, all shares of VeriSign, Inc. stock were sold for $1,454,231.

Changes in other comprehensive income are as follows:

	Before Tax	Tax Expense	Net-of-Tax Amount

2007:
Unrealized Gains on Available-for-Sale Securities	$691,571	$(279,864)	$411,707

Reclassification Adjustment for Gains Recognized in Net Income	(173,786)	70,326	(103,460)

Net Unrealized Gain	$517,785	$(209,538)	$308,247

2006:
Unrealized Gains on Available-for-Sale Securities	$157,745	$(63,836)	$93,909

2005:
Unrealized Losses on Available-for-Sale Securities	$(503,100)	$203,595	$(299,505)

As of December 31, 2007, 2006 and 2005, the amount of unrealized gains on available-for-sale securities included in stockholders’ equity is shown net of deferred income taxes of $624,346, $414,808 and $350,972.

HUTCHINSON TELEPHONE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - LINE OF CREDIT

The Company has an unsecured $1,800,000 revolving line of credit at 7.25% with a local bank. The line expires May 10, 2008. No balance was outstanding at December 31, 2007 or 2006.

Cash paid for interest was $12,489 in 2007, $761,591 in 2006 and $674,323 in 2005.

NOTE 5 - INCOME TAXES

Income tax expense consists of the following:

	2007	2006	2005

Current Income Taxes Payable	$1,643,946	$7,330,615	$1,637,918
Deferred Income Taxes	429,057	(1,472,601)	11,341

Total Income Tax Provision	$2,073,003	$5,858,014	$1,649,259

The Company files a consolidated income tax return with its subsidiaries. Net cash paid for income taxes was $7,167,886 in 2007, $2,403,143 in 2006 and $1,317,116 in 2005.

The provision for income taxes varied from the federal statutory tax rate as follows:

	2007	2006	2005

Tax at U.S. Statutory Rate	35.0%	35.0%	35.0%
Less Surtax Exemption	(1.0)	(1.0)	(1.0)
State Income Taxes, Net of Federal Benefit	6.5	6.5	6.5
Effect of Federal Tax Exempt Interest Income	(2.6)	(1.0)	(1.5)
Other	(0.2)	0.3	0.5

Effective Tax Rate	37.7%	39.8%	39.5%

The components of deferred income taxes are as follows:

	2007	2006

Deferred Tax Assets:
Midwest Wireless	$86,877	$165,173
Deferred Compensation	62,406	801,614
Other	111,350	—

Total Deferred Tax Assets	260,633	966,787

Deferred Tax Liabilities:
Depreciation	(2,270,029)	(2,487,382)
Equity Investments	(589,533)	(552,424)
Marketable Securities	(624,346)	(414,808)
Other	—	(96,853)

Total Deferred Tax Liabilities	(3,483,908)	(3,551,467)

Net Deferred Tax Liabilities	$(3,223,275)	$(2,584,680)

Presented on the balance sheet as:
Current	$(537,469)	$—
Long-Term	(2,685,806)	(2,584,680)

Net Deferred Tax Liabilities	$(3,223,275)	$(2,584,680)

HUTCHINSON TELEPHONE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - RETIREMENT PLANS

The Company has a defined contribution money purchase pension plan and a defined contribution profit sharing plan in effect for employees who meet certain age and service requirements. Annual contributions are set by the Board of Directors. The Company contributed 12% of qualified salaries in 2007, 2006 and 2005.

In conjunction with the profit sharing plan is a 401(k) Employee Savings Plan. Employees who meet certain age and service requirements may elect to contribute up to the maximum percentage of their salaries as permitted by law. The Company contributes 50% of the first 4% contributed by each employee.

Total expense under the Company’s plans and related benefit liabilities are shown below:

	2007	2006	2005

Retirement Plan Expense	$461,673	$394,325	$409,287
Retirement Plan Liabilities	392,507	326,839	344,092

The Company also provided, through a non-qualified plan, supplemental retirement benefits in excess of qualified plan limits imposed by federal tax law. This plan covered certain key employees and served to restore the combined retirement plan amounts to original benefit levels. The plan was unfunded apart from the general assets of the Company. In 2007, the Company eliminated this program and paid the liability in full.

Total expense and related benefit liabilities are shown below:

	2007	2006	2005

Retirement Plan Expense	$377,598	$270,152	$211,661
Retirement Plan Liabilities	—	1,119,115	859,678

NOTE 7 - SALE OF COMPANY

Subsequent to year end the stock of the Company was sold to New Ulm Telecom, Inc. On January 4, 2008, New Ulm Telecom, Inc. completed the acquisition for approximately $78 million pursuant to the terms of the agreement and plan of merger dated August 3, 2007, as amended. At that time the Company became a subsidiary of New Ulm Telecom, Inc. with the new owners taking over management of its operations.

HUTCHINSON TELEPHONE COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - CONCENTRATIONS

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and other accounts receivable. With the exception of the Company’s primary bank which is a high credit quality financial institution, the Company, by policy, limits the amount of credit exposure to any one financial institution. A significant portion of the Company’s revenues are from long distance carriers in the telephone industry, and consequently, the Company is directly affected by the financial well-being of that industry.

A significant portion of the Company’s revenues are from long distance carriers in the telephone industry, and consequently, the Company is directly affected by the financial well being of that industry. However, the credit risk associated with other accounts receivable is minimized due to the large number of long distance carriers, and historically, credit losses have not been significant.

In 2007, 2006 and 2005, the Company received 4% of its revenues from assistance provided by the Federal Universal Service Fund. The manner in which access revenues and Universal Service Funds are determined is currently being modified by regulatory bodies.